Exhibit 99.1

HFF Stockholders Approve Acquisition by JLL

DALLAS, TX – July 1, 2019 – HFF, Inc. (NYSE: HF) (“HFF” or the “Company”) announced that at the annual meeting of stockholders of the Company today, the stockholders approved a proposal to adopt the Agreement and Plan of Merger, dated March 18, 2019, among the Company, Jones Lang LaSalle Incorporated (“JLL”), JLL CM, Inc. and JLL CMG, LLC, pursuant to which a wholly-owned subsidiary of JLL will merge with and into the Company.

As previously announced, the Company expects the acquisition of the Company by JLL to close on Monday, July 1, 2019, after the close of regular trading hours on the New York Stock Exchange, and subject to the satisfaction or waiver of other customary closing conditions.

In other matters presented at the annual meeting, stockholders voted against an advisory vote to approve the compensation that may be paid or become payable to the Company’s executive officers that is based on or otherwise relates to the merger and approved each of the other proposals presented at the annual meeting.

Final voting tallies from the Company’s annual meeting of stockholders are subject to certification by the Company’s inspector of elections and will be included in a report to be filed by the Company with the Securities and Exchange Commission (the “SEC”).

About HFF

Through its subsidiaries, Holliday Fenoglio Fowler, L.P., HFF Real Estate Limited, HFF Securities L.P. and HFF Securities Limited, HFF operates out of 26 offices and is one of the leading and largest full-service commercial real estate financial intermediaries, providing commercial real estate and capital markets services to both the consumers and providers of capital in the commercial real estate sector. HFF offers clients a fully-integrated capital markets platform including debt placement, investment advisory, equity placement, funds marketing, M&A and corporate advisory, loan sales and commercial loan servicing.

HFF Stockholders Approve Acquisition by JLL

Forward-Looking Statements

This communication may contain certain statements that predict or forecast future events or results, or intentions, beliefs and expectations or predictions for the future of JLL and the Company, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, including statements with respect to the anticipated effects of the proposed transaction, expectations with respect to synergies, the proposed transaction’s anticipated benefits to stockholders, the anticipated timing of the closing of the proposed transaction and plans with respect to the leadership of the combined company following the closing of the proposed transaction. Words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “seeks,” “projects” or words of similar meaning, or future or conditional verbs, such as “will,” “should,” “would,” “could,” “may” or variations of such words and similar expressions are intended to identify such forward-looking statements, which are not statements of historical fact or guarantees or assurances of future performance. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking.

Actual results could differ materially from those projected or forecast in the forward-looking statements. The factors that could cause actual results to differ materially include, without limitation, the following risks, uncertainties or assumptions: the satisfaction of the conditions precedent to the consummation of the proposed transaction, including, without limitation, the receipt of regulatory approvals on the terms desired or anticipated; unanticipated difficulties or expenditures relating to the proposed transaction, including, without limitation, difficulties that result in the failure to realize expected synergies, efficiencies and cost savings from the proposed transaction within the expected time period (if at all); potential difficulties in JLL’s and the Company’s ability to retain employees as a result of the announcement and pendency of the proposed transaction; JLL’s ability to obtain and maintain an investment grade credit rating and obtain financing on the anticipated terms and schedule; risks relating to the value of JLL’s shares to be issued in

HFF Stockholders Approve Acquisition by JLL

the proposed transaction; disruptions of JLL’s and the Company’s current plans, operations and relationships with customers caused by the announcement and pendency of the proposed transaction; the outcome of legal proceedings related to the proposed transaction; and other factors described in JLL’s annual report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on February 26, 2019, the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on February 28, 2019 (as amended on Form 10-K/A filed with the SEC on April 30, 2019), and other filings, including quarterly reports, made by JLL and the Company from time to time with the SEC. The factors described in such SEC filings include, without limitation: the effect of political, economic and market conditions and geopolitical events; the logistical and other challenges inherent in operating in numerous different countries; the actions and initiatives of current and potential competitors; the level and volatility of real estate prices, interest rates, currency values and other market indices; the outcome of pending litigation; and the impact of current, pending and future legislation and regulation.

Neither JLL nor the Company undertakes, and each of them expressly disclaims, any duty to update any forward-looking statement whether as a result of new information, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

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CONTACTS:

MARK D. GIBSON

Chief Executive Officer

(214) 265-0880

mgibson@hfflp.com

GREGORY R. CONLEY

Chief Financial Officer

(412) 281-8714

gconley@hfflp.com

MYRA F. MOREN

Managing Director, Investor Relations

(713) 852-3500

mmoren@hfflp.com